Exhibit 10.1
Execution Version
ASSIGNMENT AGREEMENT
SELLER:                COBRA ACQUISITIONS LLC

PURCHASER:                SPCP GROUP, LLC

TRADE DATE:            October 6, 2023

AGREEMENT DATE:        December 1, 2023

DEBTOR:            PUERTO RICO ELECTRIC POWER AUTHORITY (“PREPA”)

PROCEEDINGS:            In re: THE FINANCIAL OVERSIGHT AND MANAGEMENT BOARD FOR PUERTO RICO, as representative of The PUERTO RICO ELECTRIC POWER AUTHORITY (the “Debtor”), Case No. 17 BK 4780-LTS, commenced pursuant to Title III of PROMESA

PETITION DATE:            July 2, 2017

COURT:                United States District Court, District of Puerto Rico

CLAIM:                The obligations (i.e., accounts and/or payment intangibles for purposes of the UCC1) owed by Debtor to the Seller arising under the Cobra Contracts, in the amount of not less than $390,000,000 as of the Trade Date, which Claim is an allowable Administrative Expense Claim (as defined below) against PREPA.

CLAIM DOCUMENTS:        (i)     Emergency Master Service Agreement for PREPA’s Electrical Grid Repairs-Hurricane Maria, dated as of October 19, 2017, by and among PREPA and Seller, as amended or modified from time to time (the “2017 Cobra Contract”);

                    (ii) Master Service Contract for PREPA’s Electrical Grid Repairs Hurricane Maria, dated as of May 26, 2018, by and among PREPA and Seller as amended or modified from time to time (the “2018 Cobra Contract” and, together with the 2017 Cobra Contract, the “Cobra Contracts”);

                    (iii) written evidence detailing all payments on the Claim made to Seller prior to the Trade Date; and

                    (iv) such other documents or notices received by Seller or reasonably requested by Purchaser supporting Seller’s Claim and all rights to payment in respect thereto.

TRANSFERRED AMOUNT:        All of Seller’s right, title and interest in the first $63,000,000 received on account of the Claim on or after the Trade Date (subject to adjustment as reflected in the purchase price calculation delivered at settlement to account for Seller’s receipt
1 “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

ny-2630007.23

of the Interim Payment Amount (as defined below) between the Trade Date and the Settlement Date), free and clear of any liens, claims (including any obligations to pay Puerto Rico bank profits tax or other taxes in respect of such amounts) and encumbrances (including any increases thereto as set forth in the following sentence), except to the extent expressly set forth herein. From and after March 31, 2024, any portion of the Transferred Amount that remains outstanding shall thereafter increase monthly at a rate of 1% per month, compounded, subject to the Tolling (as defined below) (such increase is hereinafter referred to as the “Additional Purchase Amount Accrual”). For the avoidance of doubt, amounts received in excess of the Transferred Amount, if any, are for the benefit of the Seller.

PLAN:    Fifth Modified Third Amended Title III Joint Plan of Adjustment of the Puerto Rico Electric Power Authority dated November 15, 2023 (as the same may be updated, supplemented, amended and/or otherwise modified from time to time) [Case No. 17-4780, Docket No. 4166]
    In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.    Purchase and Sale.    Upon the terms, and subject to the conditions, of this Agreement, Seller, for good and valuable consideration, does hereby irrevocably sell, convey, transfer and assign unto Purchaser, and Purchaser does hereby irrevocably purchase and acquire from Seller, all of Seller's right, title and interest in, to and under the Transferred Amount, including, without limitation, “claims” as defined in section 101(5) of title 11 of the United States Code (as amended, the “Bankruptcy Code”), any and all right to receive principal, interest accruing on or after March 31, 2024, and other amounts in respect of the Transferred Amount, in each case whether accruing prior to, on or after the Trade Date or the date of this Assignment Agreement (this “Agreement”), and, to the extent relating to the Transferred Amount all accounts, accounts receivable and other rights and interests of Seller against Debtor and/or any guarantors, including, without limitation, all of Seller's right, title and interest in, to and under:
(a)    Cobra Acquisitions LLC’s Motion for Allowance and Payment of Administrative Expense Claims filed in the Proceedings [Case No. 17-3283; Docket No. 8789] (the “Motion”) and all exhibits, attachments and/or supporting documentation relating to the Motion, and any other proofs of claim or related motions filed in the Proceedings (collectively, the “Proof of Claim”);
(b)    each of the documents, agreements, bills and/or other documents (whether now existing or hereafter arising) that evidence, create and/or give rise to or affect in any way the Claim, including, without limitation, the contracts, invoices and purchase orders issued by Seller to Debtor (all such documents, agreements, bills and/or other documents collectively hereinafter referred to as the “Claim Documents”), in each case, to the extent of the Transferred Amount;
(c)    all rights to receive any cash, interest (whether pre-petition, post-petition, default, statutory or contractual), fees, expenses, damages penalties, cure amounts paid in connection with the Cobra Contracts related to the Claim or the Proofs of Claim, and/or other amounts or property in respect of or in connection with the Claim, including, without limitation, any securities, adequate protection payments, and/or other distributions made by the Debtor and/or any guarantors in respect of the Claim, whether under or pursuant to the Plan, any plan of adjustment or liquidation in the Proceedings, or otherwise, in each case, to the extent of the Transferred Amount;
(d)    any and all cash, securities or other property (“Distributions”) distributed or payable on account of, or exchanged in return for, any of the foregoing, whether prior to, on, or after the date hereof, in each case, to the extent of the Transferred Amount; and
(e)    any and all proceeds of any of the foregoing (including proceeds of proceeds), in each case, to the extent of the Transferred Amount;
all of the foregoing, whether against the Debtor and/or any guarantors, any affiliate thereof, any guarantor or any other third party liable in respect thereof, being collectively referred to herein, together with the Transferred Amount, as the “Transferred Rights”.
For avoidance of doubt and notwithstanding anything to the contrary contained herein, no portion of the Claim, the Proof of Claim or the Claim Documents is being transferred to the Purchaser except for the Transferred Rights.
Notwithstanding anything herein to the contrary, Purchaser is not assuming any obligations or liabilities of Seller or any of its affiliates or other persons or entities owing to Debtor and/or any guarantors, any affiliates thereof, or any third party, including but not limited to, any obligations or liabilities relating to or resulting from (i) any avoidance actions, including but not limited to, fraudulent conveyance liability or obligations, any preference liability or obligations or any other similar liability or obligations under applicable law, (ii) Seller's breach of its representations, warranties, covenants, or agreements under this Agreement (and all other related documents), (iii) Seller's bad faith, gross negligence, or willful misconduct, or (iv) the Claim Documents, the Claim or other Transferred Rights, or the Proceedings (the foregoing clauses (i) through (iv), the “Non-assumed Obligations”).
Each of the parties hereto acknowledges that this Agreement is an agreement for the purchase and sale of the Transferred Rights and that the transactions contemplated hereby are not intended to be deemed or otherwise construed to be a financing or any other extension of credit by the Purchaser to Seller. This Agreement is intended to effect a true sale of the Transferred Rights, and no party will take a position on any financial statement or other document, whether before any governmental agency, in any judicial proceeding, or otherwise, that is in any way inconsistent with the treatment of the transactions contemplated hereby as a true sale of the Transferred Amount, other than for U.S. federal and applicable state and local income tax purposes. The relationship between Seller and the Purchaser is that of seller and purchaser and is not intended to be deemed or otherwise construed to be that of debtor and creditor.
2.    Payment of Purchase Price.    The consideration to be paid by Purchaser to Seller for the Transferred Rights, the receipt and sufficiency of which is hereby acknowledged by Seller, is the “Purchase Price”. The Purchase Price shall be paid pursuant to the terms of the Trade Confirmation between Seller and Purchaser dated as of the Trade Date (the “Trade Confirmation”), upon satisfaction of all conditions precedent set forth in this Agreement. The purchase price calculation delivered at settlement shows the Purchase Price to be paid on the Settlement Date and reflects adjustments resulting from Seller’s receipt of the Interim Payment Amount between the Trade Date and the Settlement Date. The date of payment of the Purchase Price is the “Settlement Date.”
3.    Proof of Claim. Seller hereby represents and warrants to Purchaser that (i) the Proof of Claim, dated September 30, 2019 with claim number 172960, has been duly and timely filed by Seller against the Debtor in an amount not less than the Transferred Amount, (ii) the Proof of Claim has not been revoked, withdrawn, amended or modified, no rights thereunder have been waived, and no other proofs of claim have been submitted by any party (or will be submitted by Seller, except as expressly requested by the Purchaser) with respect to the Claim or any other claims described in the Proof of Claim, (iii) all statements in the Proof of Claim are true, correct and complete as of the date hereof and thereof and (iv) a true, accurate and complete copy of the Proof of Claim has been provided by Seller to Purchaser.
4.    Seller's Representations, Warranties and Covenants.    Seller represents and warrants to Purchaser and Purchaser’s successors and assigns (as of the date of this Agreement), and covenants that:
(a)Seller is duly organized and validly existing under the laws of its jurisdiction of organization, in good standing, and is duly authorized and empowered to execute, deliver and perform this Agreement; this Agreement constitutes the valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms; and neither the execution, delivery or performance of this Agreement, nor consummation of the transactions contemplated hereby, will violate or contravene any law, rule, regulation court order or agreement (including the Claim Documents) affecting Seller or the Transferred Rights;
(b)except for filings that are expressly contemplated by this Agreement, no consent, approval, filing, or corporate, partnership or other action is required as a condition to or in connection with execution, delivery, and performance of this Agreement and the transactions contemplated herein;
(c)Seller is the sole legal and beneficial owner of and has (and upon the consummation of the transactions contemplated hereby Purchaser shall own and have) good and marketable title to the Transferred Rights, free and clear of (i) any legal, regulatory or contractual restriction on transfer or resale, (ii) any pledge, lien, claim, charge, security interest, participation, factoring arrangement or other encumbrance, or any similar claim of any nature, except as set forth on Schedule 4(c) hereto; and (iii) any and all taxes (including withholding taxes), imposts and duties of any kind, and will transfer to Purchaser such good and marketable title, free and clear of liens or encumbrances of any kind (subject only to those encumbrances identified on Schedule 4(c)), or any legal, regulatory or contractual restriction on transfer or resale and any and all taxes (including withholding taxes), imposts and duties of any kind;
(d)except as set forth on Schedule 4(d), no portion of the Transferred Rights has been sold, assigned, participated, factored, pledged, or otherwise transferred, directly or indirectly, by Seller to any third party, nor has Seller agreed to do any of the foregoing (whether in whole or in part) and Seller is the original holder of the Claim;
(e)the basis for the Claim is accurately set forth in the Proof of Claim and the Claim Documents and the basis for the Claim is amounts due and owing by the Debtor to the Seller under the Claim Documents;
(f)Seller has complied with, and has performed, all of its obligations to the Debtor required to be complied with or performed under, and has not breached and will not breach any terms or provisions of the Claim Documents with respect to the Transferred Amount;
(g)Seller has not breached or violated, and the transactions contemplated in this Agreement do not breach or violate, any terms or provisions of the Claim Documents or any law or order pertaining to Seller in any manner which could adversely affect either the Transferred Rights or the Purchaser's rights and remedies hereunder;
(h)Although the parties expect that Seller will continue to engage with PREPA in good faith to obtain payment in respect of the Claim (and Seller is authorized by Purchaser to do so), Seller agrees not to consent to the modification or amendment of the Claim in any manner that would result in payment in respect of the Claim in an amount less than the Transferred Amount, without the prior written consent of Purchaser; and Seller agrees to demand, and further agrees not to, without Purchaser’s consent, accept or consent to any treatment in respect of the allowable portion of the Claim the net effect of which would result in payment other than in full in respect of the Transferred Amount;

(i)the Claim is, and at all times hereafter, shall be a valid, allowable, enforceable, non-contingent, liquidated, unsubordinated, due and payable claim against the Debtor entitled to priority as an administrative expense pursuant to Bankruptcy Code Section 503(b) (an “Administrative Expense Claim”), in an amount not less than the Transferred Amount;
(j)the Claim is specifically against the Debtor and not against any subsidiary, parent or affiliate of the Debtor;
(k)the Claim will not be subject to a determination by a Final Order (as defined below) that it is invalid, void, disputed or subject to any defense, claim or right of setoff/offset, reduction, avoidance, disallowance, subordination, disgorgement, recharacterization, adversary proceeding, or to a preference action, in whole or in part, whether on contractual, legal, or equitable grounds, which results in the Claim being disallowed or allowed as an Administrative Expense Claim in an amount less than the Transferred Amount (any such determination by a Final Order is hereinafter referred to as a “Disallowance Event”), and, as of the date hereof, Seller has no actual knowledge of facts or circumstances to the contrary;
(l)immediately upon the payment of the Purchase Price with respect to the Transferred Rights by Purchaser to Seller, this Agreement will be effective to sell and assign to Purchaser such Transferred Rights in the manner contemplated in this Agreement;
(m)Seller did not receive any payments, security interests or other transfers from the Debtor during the 91 days prior to the commencement of the Proceeding except payments made in the ordinary course of business of Seller and the Debtor, on ordinary business terms, and in respect of indebtedness incurred in the ordinary course of business of Seller and the Debtor; and Seller does not, and did not on the date of commencement of the Proceeding, hold any funds or property of or owe any amounts or property to the Debtor or any of its affiliates and has not effected or received, and shall not effect or receive, the benefit of any setoff against the Debtor or any of its affiliates;
(n)Except as set forth on Schedule 4(n) hereto, no objection to the Transferred Rights has been made or, to Seller’s actual knowledge, threatened and there are no offsets, setoffs, or legal or equitable defenses that have been asserted by or on behalf of Debtor or any other party to reduce the amount of the Claim or impair the treatment of the Claim as compared to other allowed Administrative Expense Claims against the Debtor;
(o)Seller is not, and has never been, an insider of the Debtor or any of its affiliates within the meaning of section 101(31) of the Bankruptcy Code or an affiliate of the Debtor or any of its affiliates within the meaning of section 101(2) of the Bankruptcy Code and is not, and has not been, a member of any official or unofficial creditors' committee in the Proceedings;
(p)Seller is not an underwriter within the meaning of section 1145(b)(1) of the Bankruptcy Code or Section 2(11) of the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it;
(q)Seller has provided to Purchaser true, correct and complete copies of the Proof of Claim and all other Claim Documents (including any amendments, revisions, restatements or modifications thereto), and other than the Proof of Claim and the Claim Documents provided by Seller to Purchaser, there are no other contracts, documents, stipulations or orders, of any kind or nature whatsoever, that could adversely affect the Transferred Rights or Purchaser's rights and remedies hereunder;
(r)Seller has not engaged and will not engage in any act, conduct or omission, and has not had and will not have any relationship with the Debtor, its affiliates, or any other obligor that will reduce, impair or otherwise adversely affect the Transferred Rights in any manner or result in Purchaser receiving proportionately less in payments or distributions under, or less favorable treatment

(including the timing of payments or distributions) for the Transferred Rights than is received by other creditors holding allowed Administrative Expense Claims;
(s)no preference actions or actions under sections 544, 547, 548, 549, or 550 of the Bankruptcy Code have been asserted against Seller or the Transferred Rights, and Seller is not otherwise aware of a basis for such claims;
(t)no proceedings or claims are pending against Seller or, to the best of Seller’s knowledge, threatened against Seller before any relevant governmental authority that, in the aggregate, could adversely affect the Transferred Rights or any action taken or to be taken by Seller under this Agreement;
(u)Except as set forth on Schedule 4(u), Seller has not received any written notice that the Transferred Rights or any portion thereof is void, voidable, or unenforceable;
(v)Seller is not, and never has been, “insolvent” within the meaning of Section 1-201(23) of the Uniform Commercial Code (as in effect in the State of New York), Section 101(32) of the Bankruptcy Code, or any analogous provision under any non-U.S. law to which Seller may be subject, and Seller has not (i) filed a petition seeking protection under the insolvency laws of any jurisdiction or (ii) admitted its inability to, or failed to, pay its debts generally as they become due, nor does Seller have the intention to do any of the foregoing;
(w)Seller is not selling the Transferred Rights or any interest therein for or on behalf of one or more “employee benefit plans” within the meaning of the Department of Labor Regulations codified at 29 CFR 2510.3-101, as modified by Section 3(42) of Employee Retirement Income Security Act of 1974, as amended, and the Transferred Rights do not directly or indirectly constitute “plan assets,” in each case as defined in the Employee Retirement Income Security Act of 1974, as amended;
(x)without characterizing the Transferred Rights or any part thereof as a “security” within the meaning of applicable securities laws, Seller has not made any offers to sell, or solicitations of any offers to buy, all or any part of the Transferred Rights in violation of applicable securities laws;
(y)Purchaser will not be liable for any commission or fee, if any, to be paid to any broker, finder, agent, or other entity acting on behalf Seller;
(z)Seller has provided to Purchaser, copies of each agreement under which any entity has received a lien or security interest in the Claim or any portion thereof;
(aa)Seller’s jurisdiction of incorporation is Delaware and its principal office is located at 14201 Caliber Drive Suite 300, Oklahoma City, Oklahoma 73134;
(ab)Seller represents and warrants that transfer of the Transferred Amount will be free and clear of any obligations of Seller to any taxing authorities, and agrees to indemnify Purchaser and hold Purchaser harmless against any claims asserted against Purchaser by any taxing authority related to the Claim, the Transferred Amount, or otherwise in connection with the transactions under this Agreement, other than a claim made by a taxing authority as a result of Purchaser being organized in, or having an office or other fixed place of business in, the jurisdiction making the claim;
(ac)on and after the Trade Date, Seller has received payments from PREPA in respect of the Claim in the aggregate amount of $8,593,461.96 (the “Interim Payment Amount”); and
(ad)until the Transferred Amount has been paid in full, Seller shall notify Purchaser not less than thirty (30) days prior to its retirement of the that certain Revolving Credit Agreement,

dated as of October 16, 2023, by and among Fifth Third Bank, National Association, as agent (“Agent”), Mammoth Energy Services, Inc., Cobra Acquisitions LLC, as a loan party thereunder, each other entity from time to time party thereto as a loan party thereunder and each entity from time to time party thereto as a lender thereunder (the “Credit Agreement”).
1.Unless and until the Purchaser has received payment in full in respect of the Transferred Amount, Seller will cause any party taking a security interest in the Claim or any portion thereof, to execute a Lender Side Letter substantially in the form attached hereto as Exhibit A.
2.Purchaser’s Representations, Warranties and Covenants.    Purchaser represents and warrants to Seller (as of the date of this Agreement) that Purchaser is duly organized and validly existing under the laws of its jurisdiction of organization, in good standing under such laws, and is duly authorized and empowered to execute, deliver and perform this Agreement, and this Agreement constitutes the valid, legal and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms; and neither the execution, delivery or performance of this Agreement, nor consummation of the transactions contemplated hereby and thereby, will violate or contravene any law, rule, regulation or agreement affecting Purchaser.
7.    Mutual Representations of Seller and Purchaser.    Each of Seller and Purchaser hereby represents and warrants to the other Party as of the Settlement Date that:
(a)    no consent, approval, filing or corporate, partnership or other action is required as a condition to or in connection with its execution, delivery and performance of its obligations under this Agreement and the transactions contemplated herein;
(b)    there are no proceedings pending against it or, to the best of its knowledge, threatened against it that will adversely affect any action taken or to be taken by it under this Agreement;
(c)    it acknowledges that (i) the other Party currently may have, and later may come into possession of, information relating to the Transferred Rights, the Debtor, or the Debtor’s affiliates or the status of the Proceedings that is not known to it and that may be material to a decision to buy or sell the Transferred Rights and all related rights (as appropriate) (the “Excluded Information”), (ii) it has not requested the Excluded Information, and has agreed to proceed with the purchase or sale of the Transferred Rights and all related rights (as appropriate) hereunder without receiving the Excluded Information, and (iii) the other Party shall have no liability to it, and each Party waives and releases any claims that it might have against the other Party or the other Party’s officers, directors, employees, agents and controlling persons and their respective successors and assigns whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided, however, that each Party’s Excluded Information shall not and does not affect the truth or accuracy of such Party’s representations or warranties in this Agreement; and
(d)    it is aware that the Purchase Price may differ both in kind and amount from any distributions that may ultimately be made in the Proceedings.
8.    Acknowledgments.
(a)    Seller acknowledges that (i) its sale of the Transferred Rights hereunder to Purchaser is irrevocable; (ii) Seller shall have no recourse to the Transferred Rights hereunder; and (iii) Seller shall have no recourse to Purchaser in respect of the sale of the Transferred Rights, except for Purchaser’s breaches of its representations, warranties, covenants, agreements or indemnities, in each case as expressly stated in this Agreement.
(b)    Purchaser acknowledges that (i) its purchase of the Transferred Rights hereunder from Seller is irrevocable; and (ii) except as set forth in this Agreement and subject, to the extent applicable, to the Limitation (as defined below), Purchaser shall have no recourse to Seller in respect of the purchase of the Transferred Rights, except for Seller’s breaches of its representations, warranties, covenants, agreements or indemnities, in each case as expressly stated in this Agreement.
(c)    Each of the parties to this Agreement agree that, notwithstanding anything to the contrary in this Agreement, for U.S. federal and applicable state and local tax purposes, the purchase of the Transferred Rights hereunder shall be treated as indebtedness of Seller that is secured by the Claim and that is treated as a “contingent payment debt instrument” subject to U.S. Treasury Regulations Section 1.1275-4. Seller shall provide the projected payment schedule to Purchaser as required under U.S. Treasury Regulations Section 1.1275-2(e) and U.S. Treasury Regulations Section 1.1275-4(b)(4)(iv); provided, however, that Seller shall consult with, and consider in good faith any reasonable comments or proposals timely made by, Purchaser regarding the projected payment schedule. Each party agrees to file all tax returns consistent with the provisions of this Section 8(c), and shall not take any position for U.S. federal and applicable state and local tax purposes that is inconsistent with such intended tax treatment.
9.    Claim Disallowance.    If: (i) there is a Disallowance Event; (ii) the Seller consents to allowance of the Claim as an Administrative Expense Claim in the Proceeding in an amount less than the Transferred Amount, (iii) or Seller otherwise consents to payments, recoveries, or Distributions pursuant to the Plan in respect of the Claim in a time or manner, or pro rata amount, different from other unsubordinated Administrative Expense Claims against the Debtor allowed in the Proceedings, and such consent adversely impacts the Purchaser’s interests with respect to the Transferred Rights; (iv) Seller enters into a settlement with Debtor or otherwise consents to or accepts satisfaction of the Claim, other than through the Plan, by payment (or a series of payments) in an aggregate amount that is less than the Transferred Amount; (v) the Claim is determined by a Final Order to be enforceable against the Debtor in an amount less than the Transferred Amount, (vi) the Proceeding is dismissed (which shall be an Impairment (as defined below) with respect to the entire unpaid Transferred Amount), or (vii) the Seller breaches any of its representations, warranties or covenants set forth in this Agreement which results in any of the events described in sub-clauses (i) through (v) of this Section 9 (items (i) through (vii) collectively, an “Impairment” with respect to the portion so affected), in each such case, Seller shall provide notice (an “Impairment Notice”) thereof to Purchaser. Seller agrees, on Purchaser’s written demand (which such demand shall be given within 30 days of Purchaser’s receipt of an Impairment Notice), to repurchase, within eighteen (18) months and one day of such demand (the “Payment Period”), the unpaid portion of the Transferred Amount subject to such Impairment, multiplied by the Purchase Rate (as defined in the Trade Confirmation), plus interest accruing, subject to the Tolling (as defined below) (such interest is hereinafter referred to as the “Recourse Interest”) at a rate of six percent (6%) per annum from the Settlement Date through and including the date of payment to Purchaser (such amount so calculated, the “Recourse”). For avoidance of doubt, the Recourse and the Recourse Interest and Additional Purchase Amount Accrual shall be calculated taking into account the application of any payments received by Purchaser in respect of the Transferred Amount during the Payment Period. Notwithstanding anything in this Agreement to the contrary, (x) the accrual of the Recourse Interest shall toll from the date on which Purchaser receives an Impairment Notice until the earlier of the date, if any, the Purchaser makes a demand to the Seller for such Recourse or the date that is 30 days after Purchaser’s receipt of an Impairment Notice (the “Tolling”); (y) if Purchaser makes a demand to Seller for such Recourse, the Additional Purchase Amount Accrual shall cease to accrue with respect to the portion of the Transferred Amount that is subject to the Impairment from and after the date of such demand; and (z) in the event that Purchaser fails to give demand for the Recourse with respect to any Impairment within 30 days of Purchaser’s receipt of the applicable Impairment Notice, Purchaser hereby waives any and all rights under this Agreement or applicable law to the Recourse (but not the Additional Purchase Amount Accrual) in respect of the applicable Impairment.
Purchaser agrees that its exclusive remedy and recourse against Seller (the “Limitation”) for any Impairment is the Recourse and it hereby waives all rights, claims and causes of action, and agrees it has no right to pursue or elect, any other right, remedy, or indemnity it may have under contract or law in connection with such Impairment; provided that Purchaser shall continue to be entitled to receive payments, recoveries or other Distributions in respect of the Claim unless and until it receives payment in full of the Transferred Amount (including any unpaid portion of the Recourse).

A “Final Order” means as to any court of competent jurisdiction, an order or judgment thereof as entered on its docket as to which the time to appeal or petition for rehearing or certiorari has expired and as to which no appeal or petition for rehearing or certiorari is pending or, if an appeal or petition for rehearing or certiorari has been timely filed or taken, the order or judgment of the relevant tribunal has been affirmed (or such appeal or petition has been dismissed as moot) by the highest court (or other tribunal having appellate jurisdiction over the order or judgment) to which the order was appealed or the petition for rehearing or certiorari has been denied, and the time to take any further appeal or to seek further rehearing or certiorari has expired.

10.    Transfer Limitations; Right of First Refusal.    Unless and until the Transferred Amount has been paid in full, Seller may not sell, transfer, participate, encumber, or otherwise alienate the Claim or any interest therein, except pursuant to the transactions described in this Agreement. If, following payment in full of the Transferred Amount, Seller desires to sell, transfer, participate or otherwise alienate all or any portion of the Claim other than the Transferred Amount (each, a “Proposed Transfer”), Seller shall obtain from any proposed transferee a bona fide written offer for the Proposed Transfer of the Claim or such portion thereof, stating the terms and conditions upon which the Proposed Transfer is to be made and the consideration for the Proposed Transfer (the “Offer”). Seller shall give notice to Purchaser of the Proposed Transfer, furnishing a copy of the entire Offer (the “Offer Notice”) to Purchaser at least five (5) Business Days prior to the consummation of the Offer. Within five (5) Business Days of the receipt of the Offer Notice, Purchaser may exercise an option to purchase all (but not less than all) of the interest in the Claim covered by the Proposed Transfer, upon the terms and conditions and for the same consideration stated in the Offer.
11.    Prosecuting and Defending the Transferred Rights.    In the event that Seller receives notice of any objection, dispute or litigation in respect of the Claim (each a “Claim Dispute”), then Seller shall promptly, and in any event within three (3) business days after its receipt of notice of such Claim Dispute, notify Purchaser in writing (and the parties hereto agree that e-mail or other electronic communication shall constitute appropriate notification hereunder) of such Claim Dispute. Seller agrees, with respect to any Claim Dispute to provide such information as reasonably requested by Purchaser. Both Purchaser and Seller shall consult and coordinate in good faith to file pleadings and documents and otherwise take steps to defend against and oppose such Claim Dispute.
12.    Payments.
(a)    On or prior to the Settlement Date, Seller shall have caused Wilmington Savings Fund Society, FSB, as Collateral Agent (“Collateral Agent”) to execute and deliver the irrevocable payment instructions in the forms attached hereto as Exhibit B (the “PREPA Notices”) to the Debtor instructing that all payments and other Distributions on account of the Claim be made directly to the escrow account for the benefit of Purchaser and Seller to be established with Alter Domus (US) LLC (the “Escrow Agent”) pursuant to the terms of the escrow agreement attached hereto as Exhibit C (the “Escrow Agreement”), and Purchaser, Seller, Escrow Agent and Collateral Agent shall enter into the Escrow Agreement on or prior to the Settlement Date. The payment instruction to be delivered pursuant to this Section 12(a) shall be irrevocable and may not be amended or terminated at any time prior to payment in full of the Transferred Amount to Purchaser without the written consent of Purchaser. All proceeds, payments, recoveries or other forms of Distribution in connection with the Claim shall be received directly into the escrow account established pursuant to the Escrow Agreement, for the benefit of Purchaser until the Transferred Amount has been paid in full (with any remaining amounts for the benefit of Seller). All proceeds, payments, recoveries or any other form of Distribution in respect of the Claim shall be for Purchaser’s account, for no additional consideration, until the Transferred Amount is paid in full to Purchaser in accordance with the terms of the Escrow Agreement. For the avoidance of doubt, Seller’s right to any proceeds, payments, recoveries or any other form of Distribution in respect of the Claim shall be subordinate to Purchaser’s right to such proceeds, payments, recoveries or any other form of Distribution in respect of the Claim unless and until Purchaser receives payment in full of the Transferred Amount. All payments made to Purchaser pursuant to this Agreement shall be made without deduction or withholding for any taxes.

(b)    Whenever Seller or Guarantor (as defined below) receives or collects a payment or distribution in respect of the Transferred Rights, whether from the Debtor or otherwise, such payment up to the Transferred Amount received after the Trade Date (including any amounts that may have accrued on the Claim to the extent of the Transferred Amount) regardless of the invoice to which such payment relates, shall constitute property of Purchaser to which Purchaser shall have an absolute right. In the event that Seller or Guarantor receives any such payment, recovery, or Distribution directly, Seller or Guarantor, as applicable, shall hold such payment, recovery, or Distribution, in trust, for the account and sole benefit of Purchaser, and shall have no equitable or beneficial interest therein, and shall transfer over the same to Purchaser in the same funds (or other form) as received within two (2) business days following Seller’s or Guarantor’s receipt thereof. If securities are issued pursuant to a plan of reorganization or restructuring or otherwise, in payment or on account of the Transferred Rights, then Seller shall request that such securities be issued in such name as Purchaser may request, provided that, if and to the extent such securities are issued in Seller’s name, then Seller shall hold the portion of such securities relating to the Transferred Rights for the account, in trust, and for the sole benefit of Purchaser, and shall have no equitable or beneficial interest therein, and provided, further, that Seller shall use commercially reasonable good faith efforts to cause Purchaser’s share of such securities to be delivered to Purchaser (when necessary or appropriate, with Seller’s endorsement (without recourse, representation or warranty)) promptly following Seller’s receipt thereof, unless Seller is prohibited from the foregoing under any applicable law, rule, or order (in which case Seller will continue to hold the same, in trust, for Purchaser’s account hereunder).
(c)    For the avoidance of any doubt, Purchaser is entitled to the first payments, recoveries and other Distributions received by or on behalf of Seller in respect of the Claim or the Transferred Rights (plus any amounts that may have accrued on the Claim to the extent of the Transferred Amount). On or prior to the Settlement Date, Seller shall have delivered a fully executed letter substantially in the form attached hereto as Exhibit A, setting forth the acknowledgements and agreements of its various lenders asserting security interests over the assets of Seller.
(d)    Except as otherwise required by this Section 12, payments and deliveries to Seller or Purchaser under this Agreement shall be made as set forth on Schedule 1; provided, however, that such payment instructions may be changed in writing delivered by one Party to the other. Each payment to be made by either Party hereunder shall be made without set-off, counterclaim or deduction of any kind.
13.    Acts and Decisions.
(a)    Seller shall pursue recoveries from PREPA in a commercially reasonable manner and in accordance with this Section 13. Without Purchaser’s consent, Seller agrees not to consent, agree, accept or consent to (a) allowance of the Claim in an amount lower than the Transferred Amount, or (b) any treatment in respect of the allowed portion of the Claim the net effect of which would result in payment other than in full in respect of the Transferred Amount. The Parties agree that, consistent with and subject to the provisions of this Section 13(a), Seller shall, (i) direct the prosecution and defense of any and all claims with respect to or arising under the Claim and/or the Transferred Rights; and (ii) direct the prosecution, defense, litigation, discovery, settlement or compromise of any motion, application or other pleading in the Proceedings to the extent related to or in any way directly or indirectly impacting the Claim and/or the Transferred Rights; provided that, Purchaser shall have the right, directly or through its agent (including the Collateral Agent) or other representative, to enforce the obligations of Debtor to pay any amounts due in respect of the Claim in accordance with the directions set forth in the PREPA Notices.
(b)    In connection with any prosecution and defense described in this Section 13, Seller will not be held to the standard of care of a fiduciary but will exercise the same duty of care in the administration and enforcement of the Transferred Rights it would exercise if it held the Transferred Rights solely for its own account, and except for losses that result from Seller’s bad faith, gross negligence, willful misconduct or breach of any of the express terms and provisions of this Agreement, it shall not be liable for any error in judgment or for any action taken or omitted to be taken by it. Seller may rely on any notice, consent, certificate, request or other written document or communication received by Seller from Purchaser or any employee or agent of Purchaser and believed by Seller in good faith to be genuine.
(c)    Subject to the express terms and provisions of this Agreement (including this Section 13), Seller (i) may rely on its own legal counsel, independent public accountants and other experts selected or accepted in good faith by Seller (collectively, the “Experts”) and Seller shall not be liable for any action taken or omitted to be taken in good faith by Seller in accordance with the advice of such Experts, (ii) shall have no duties or obligations hereunder other than those expressly provided for herein and (iii) shall have no obligation to take any action which Seller determines in good faith could violate applicable law, rule, regulation, order, or, unless and until it shall have been provided adequate indemnity therefor, expose Seller to any material obligation, liability or expense.
14.    Indemnification. Seller agrees to indemnify, defend and hold Purchaser and Purchaser’s respective officers, directors, employees, partners, members, shareholders, agents (including the Collateral Agent) and controlling persons and their respective successors and assigns harmless from and against any and all expenses, claims, damages, suits, proceedings, objections and liabilities, including, without limitation, reasonable attorneys' fees and expenses, which result from, or arise out of, (i)  Seller’s breach of any of Seller's representations, warranties, covenants or agreements set forth herein; (ii) any obligation of Seller or Purchaser to disgorge, in whole or in part, or otherwise reimburse (by setoff or otherwise) the Debtor and/or any guarantor or any other person or entity for any payments, Distributions, property, setoffs or recoupments received, applied or effected by or for the account of Seller under or in connection with the Transferred Rights from, against or effected by or on account of Debtor or any guarantor or affiliate or any person or entity obligated in respect thereof, including, without limitation, reimbursement (by setoff or otherwise) for any obligation arising under or related to the Claim or any agreement related to the foregoing; or (iii) any forfeiture or other governmental actions to which Purchaser may become subject as a result of alleged wrongdoing by Seller, its affiliates, or any of their respective officers, employees or agents.
15.    Further Assurances.    Seller agrees to execute and deliver, or to cause to be executed and delivered, all such instruments and documents, and to take all such action, as Purchaser may reasonably request, promptly upon the request of Purchaser, in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement and to cause Purchaser to become the legal and beneficial owner and holder of the Transferred Amount.
16.    [Reserved].

17.    Miscellaneous.
(a)Further Transfers. Seller hereby acknowledges and agrees that: (i) Purchaser may at any time re-assign, participate, or otherwise transfer the legal, economic and/or the beneficial interest in the Transferred Amount and the Claim, together with all right, title, and interest of Purchaser, in and to this Agreement or delegate any of its rights or obligations hereunder upon notice to, but without the prior written consent of Seller; and (ii) Seller may not re-assign, participate, or otherwise transfer the legal, economic and/or beneficial interest in the Transferred Amount. Seller shall maintain (or Seller shall cause an agent to maintain on Seller’s behalf) a copy of each assignment and participation delivered to it pursuant to this Section 17(a) and a register for the recordation of the names and addresses of such assignees and participants, and the amount of each such person’s interest in the Transferred Rights held by it and owing thereto (and any stated interest thereon for tax purposes) which is the subject of the assignment or participation (the “Register”). Any assignment or participation of the Transferred Rights shall be effected only upon the recordation in the Register. The entries in the Register shall be conclusive absent manifest error, and all parties shall treat each person whose name is recorded in the Register as the owner of such assignment or participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Register shall be available for inspection by the parties at any reasonable time and from time to time upon reasonable prior notice.
(b)Survival. All representations, warranties, covenants and agreements contained herein shall survive the Settlement Date and the execution, delivery and performance of this Agreement and any sale, assignment, participation or otherwise transfer by Purchaser of any or all of the Transferred Rights, and shall inure to the benefit of Seller, Purchaser and their respective successors and assigns (as applicable). The obligations of Seller and Purchaser contained herein shall continue and remain in full force and effect until fully paid, performed and satisfied.
(c)No Set-Off. Each payment to be made by either party hereto hereunder shall be made without set-off, counterclaim, or deduction of any kind.
(d)GOVERNING LAW AND JURISDICTION.    THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CHOICE-OF-LAW PROVISION THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION). EACH PARTY SUBMITS TO THE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE CITY AND COUNTY OF NEW YORK, STATE OF NEW YORK AND AGREES THAT ANY LITIGATION RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN SUCH COURTS.
(e)Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL AT ITS ADDRESS LISTED ON SCHEDULE 1.
(f)Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which, together, constitute one and the same instrument. Transmission by facsimile or electronic mail of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
(g)Notices. All demands, requests, notices, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the recipient by hand or by an internationally recognized courier service or if sent electronically, such as in portable document format. All notices shall be delivered to the applicable address set forth on Schedule 1 hereto, or such other address as may be furnished hereafter by notice in writing.
(h)Integration. This Agreement, together with any annexes, schedules and exhibits hereto, including but not limited to the Trade Confirmation, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties hereto in connection with the subject matter hereof except as specifically and expressly set forth herein.

(i)Captions and Headings. The captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. Such captions and headings shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provision hereof.
(j)Severability. If any provision of this Agreement or any other agreement or document delivered in connection with this Agreement, if any, is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to the extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall, to the extent otherwise consistent with the intent of the parties hereto, be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.
(k)Confidentiality. Each party hereto agrees that except (i) customary disclosures to the U.S Securities and Exchange Commission or otherwise, in each case in the ordinary course of business, (ii) as may be compelled by legal process, by an order, judgment or decree of a court of other governmental authority of competent jurisdiction, (iii) as requested by any regulators with jurisdiction over the party hereto or as otherwise required under applicable law, rule or regulation, (iv) as may be necessary or advisable to enforce the terms and provisions of the Agreement in the discretion of Seller or Purchaser, as applicable, (v) as may be necessary or advisable in the discretion of Purchaser to enforce the Claim, any portion of the Transferred Rights and/or the assignment of the Claim to Purchaser as contemplated by this Agreement, (vi) disclosures to its own or any affiliate’s employees, officers, directors, professionals or representatives, it shall not disclose to any person the terms and conditions of this Agreement or any document executed or delivered in connection herewith, except that Purchaser may disclose this Agreement to any prospective purchaser, participant or transferee of all or any portion of the Transferred Rights; provided, however, that such prospective purchaser, participant or transferee shall be advised of and agree to be bound by either the provisions of this section or other provisions at least as restrictive as this section. Notwithstanding the foregoing and for the avoidance of doubt, the parties may disclose the terms of this Agreement (a) to the extent required in connection with (i) any filing made in accordance with Bankruptcy Rule 3001, (ii) any filing required to be made by or on behalf of either party pursuant to Bankruptcy Rule 2019, and (iii) the filing of any financing statements or other filings pursuant to the Uniform Commercial Code or similar laws in connection with the transaction, or (b) as otherwise provided in the Claim Documents.
(l)Amendments. No amendment of any provision of this Agreement shall be effective unless it is made in writing and signed by the parties hereto, and no waiver of any provision of this Agreement, nor consent to any departure by either party hereto from it, shall be effective unless it is made in writing and signed by the affected party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(m)Waivers. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party hereto, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party hereto provided herein and in other related documents (i) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law and (ii) are not conditional or contingent on any attempt by such party hereto to exercise any of its rights under any other related documents against the other party hereto.
(n)Costs and Expenses. Each of Seller and Purchaser shall be solely responsible for all costs or expenses (including attorneys’ fees and costs) incurred by it with respect to the negotiation, preparation and execution of this Agreement.

18.    Grant of Security Interest; Treatment as Loan.    It is the intention of the parties hereto that, other than for U.S. federal and applicable state and local income tax purposes, the transactions contemplated by and subject to this Agreement, shall for all purposes constitute and shall be treated as, a true sale of the Transferred Rights, and a purchase thereof by the Purchaser, and not a loan. If, notwithstanding such intention, the conveyance of the Transferred Rights from the Seller to Purchaser shall be recharacterized as a loan and not a sale and purchase or is otherwise determined to be void or unenforceable by a Final Order, it is the intention of the parties hereto that (i) such loan shall be a secured loan and (ii) the Security Agreement shall constitute a security agreement under applicable law.
Effective as of the Settlement Date, and as collateral security for the payment and performance in full of all of Seller’s obligations hereunder, pursuant to that certain Security Agreement, dated as of the date hereof, by and between Seller and Collateral Agent (the “Security Agreement”), Seller shall pledge and grant to Collateral Agent a lien on and security interest (as defined in the UCC) in and to, all of Seller’s right, title and interest in, to and under the Collateral (as defined in the Security Agreement).
19.     Guaranty.
(a)    The undersigned guarantor (the “Guarantor”), in accordance with the terms hereof, irrespective of the validity and the legal effects of this Agreement, irrespective of restrictions of any kind on Seller’s performance of its obligations under this Agreement, and waiving all rights of objection and defense (other than relating to payment in full of the unpaid Transferred Amount to Purchaser) arising from the Seller’s obligations hereunder, hereby agrees to irrevocably and unconditionally guarantee (the “Guaranty”) to Purchaser, the due and punctual payment of the Recourse; provided that (x) in no event shall Guarantor be required to pay more than $55,440,000 (the “Guaranty Cap”) hereunder and (y) each payment received by Purchaser in respect of the Transferred Amount following the Trade Date (including, for the avoidance of doubt, the Interim Payment Amount) shall reduce the Guaranty Cap dollar-for-dollar, regardless of whether such amounts are treated by Seller, Purchaser, or any other party as having been paid in respect of the initial Transferred Amount, any Additional Purchase Amount Accrual, the Recourse, or the Recourse Interest. Any diligence, presentment, demand, protest or notice, whether in relation to the Guarantor, the Seller, or any other person, from Purchaser, in respect of any of the Guarantor’s obligations under the Guaranty is hereby waived. The Guarantor hereby waives all suretyship defenses. The obligations of the Guarantor under the Guaranty constitute direct, unsecured and unsubordinated obligations of the Guarantor, and the Guarantor undertakes that its obligations hereunder will rank pari passu with all other present or future direct, unsecured and unsubordinated obligations of the Guarantor. The Guarantor’s Guaranty is a guarantee of payment and not merely of collection and it shall continue in full force and effect by way of continuing security in the unpaid Transferred Amount, to the extent set forth in this Section 19. Notwithstanding the foregoing, if any payment received by Purchaser is, on the subsequent bankruptcy or insolvency of the Seller or the Guarantor, avoided under any applicable laws, including, among others, laws relating to bankruptcy or insolvency, such payment will not be considered as having discharged or diminished the liability of the Guarantor under its Guaranty and the Guaranty will continue to apply as if such payment had at all times remained owing by Seller. Until the Transferred Amount has been paid in full, (i) no right of the Guarantor, by reason of the performance of any of its obligations under its Guaranty, to be indemnified by Seller or to take the benefit of or enforce any security or other guarantee or indemnity against the Seller in connection with the Claim, the Transferred Amount or the Guaranty shall be exercised or enforced and (ii) the Guarantor shall not (a) by virtue of the Guaranty or any other reason be subrogated to any rights of Purchaser or (b) claim in competition with Purchaser against the Seller. If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to Purchaser by Seller under this Agreement to be paid in full on behalf and for the benefit of Purchaser and shall promptly pay or transfer the same to Purchaser as it may direct to the extent such amount shall be due and unpaid by Seller to Purchaser. If any provision of this Section 19 with respect to the Guaranty is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that other jurisdiction of any other provision of the Guaranty.

    (b)    Upon Guarantor’s payment to Purchaser of any Recourse under this Guaranty in connection with an Impairment, without any need for further action by Purchaser, Purchaser shall be deemed to have transferred to Guarantor (without recourse, representation or warranty) that portion of the Transferred Amount attributable to the Recourse paid by Guarantor; provided that Guarantor’s right to any proceeds, payments, recoveries or any other form of Distribution in respect of such transferred portion shall be subordinate to Purchaser’s right to the proceeds, payments, recoveries and any other form of Distribution in respect of the Claim unless and until Purchaser receives payment in full of the Transferred Amount.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first stated above.
COBRA ACQUISITIONS LLC

By:    /s/ Mark Layton
Name: Mark Layton
Title: Chief Financial Officer

STATE OF Oklahoma     )
                 ) ss.
COUNTY OF Oklahoma     )

    This instrument was acknowledged before me on the 1st day of December, 2023, by Mark Layton, in his capacity as the CFO of Cobra Acquisitions LLC, a Delaware limited liability company.

/s/ Reta Badley
Notary Public
[Affix Notary Seal]
Commission File Number: 00004267

My Commission Expires:

March 10, 2024

SPCP GROUP, LLC

By:    /s/ Jennifer Poccia
Name: Jennifer Poccia
Title: Authorized Signatory

MAMMOTH ENERGY SERVICES, INC., as Guarantor

By:/s/ Mark Layton
Name: Mark Layton
Title: Chief Financial Officer

[Signature Page – Assignment Agreement]